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                                  EXHIBIT 11.1

                       INVIVO CORPORATION AND SUBSIDIARIES
                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE


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
                                                              THREE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                       ---------------------------------
                                                           1998                1997
                                                       -------------       -------------
BASIC:
        Weighted average common
         shares outstanding                                3,269,947           3,256,059
                                                       =============       =============

        Net Income                                     $     759,300             460,000
                                                       =============       =============

        Basic net income per common share              $        0.23                0.14
                                                       =============       =============

DILUTED:

        Weighted average common
         shares outstanding (basic)                        3,269,947           3,256,059

        Dilutive stock options                               246,442             115,409
                                                       -------------       -------------

        Weighted average common
         shares outstanding (diluted)                      3,516,389           3,371,468
                                                       =============       =============

        Net Income                                     $     759,300             460,000
                                                       =============       =============

        Diluted net income per common share            $        0.22                0.14
                                                       =============       =============
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